EXHIBIT 5

McKINNEY & STRINGER

A Professional Corporation

Corporate Tower

101 North Robinson, Suite 1300

Oklahoma City, OK 73102

December 2, 2004

Board of Directors

Stage Stores, Inc.

10201 Main Street

Houston, TX 77025

Re: Opinion of Counsel

Ladies and Gentlemen:

Stage Stores, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a) 1,500,000 shares of common stock, $.01 par value, of the Company, which shares will be issued pursuant to the Company's Amended and Restated 2001 Equity Incentive Plan (the "Plan"), and (b) such additional shares of stock which may be issued by reason of the anti-dilution provisions of the Plan (all shares are collectively referred to as the "Securities").

We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion, we have examined the originals, or photostatic or certified copies, of records of the Company, of certificates of officers of the Company and of public documents, and other documents as we have deemed relevant and necessary as the basis of the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of those copies.

Based upon the examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the applicable terms and conditions of the Plan and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, and assuming no change in the applicable law or facts, the Securities will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ McKinney & Stringer, P.C.